UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                               ______________

                                  FORM 8-K

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 25, 1999


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                         Cordant Technologies Inc.
 (Exact name of registrant as specified in its charter)


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                                  Delaware
               (State or other jurisdiction of incorporation)


      1-6179                                          36-2678716
______________________                      __________________________
Commission File Number                  (IRS Employer Identification No.)



15 W. South Temple, Suite 1600, Salt Lake City, UT              84101-1532
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(Address of principal executive offices)                        (Zip Code)



                               (801) 933-4000
                           ______________________
                       Registrant's Telephone Number

ITEM 5   OTHER EVENTS

The following news release was issued on June 25, 1999.

Huck Fasteners to Merge Lakewood and Carson, California Plants

Tucson, Arizona, June 25, 1999 -- Huck Fasteners, a subsidiary of Cordant Technologies Inc., announced today that it plans to close its Lakewood, California, manufacturing plant and move its operations to the company's nearby Carson, California, plant. The move is expected to save the company approximately $6 million in pre-tax expenses annually.

Huck cited the current downturn in the commercial aerospace sector in its decision. "After evaluating our options, we have determined that there is only one solution that allows us to manage the downturn while strengthening our business for our remaining employees, customers and shareholders," said Bruce M. Zorich, President, Huck International. "Effective September 1, we will close our Lakewood plant and merge it with our Carson, California, facility."

The consolidation will result in the elimination of approximately 115 jobs.

The Lakewood facility currently produces aerospace fasteners. Zorich said there will be no disruption in production, delivery or quality for customers. The consolidated plant will be able to support customers at the peak production rates experienced during 1998.

The $5 million pre-tax charge to close the plant will be recorded by Cordant Technologies Inc. in the second quarter of 1999. Offsetting this charge will be approximately $1.5 million in pre-tax savings during the fourth quarter of 1999. The effect to Cordant's 1999 earnings will be a reduction of approximately $.06 per share.

                                   (more)

Huck Fasteners to Merge Lakewood and Carson, California Plants
Pg.2

With 17,000 employees worldwide, Cordant Technologies (CDD-NYSE) is a strategically balanced global business with consolidated annual sales of approximately $2.5 billion. Cordant Technologies' Huck International subsidiary delivers high performance industrial and aerospace fasteners systems; its Howmet International subsidiary is a global manufacturer of aircraft and industrial gas turbine engine components; and its Thiokol Propulsion division is the leading producer of solid propulsion systems for space and defense.

This release includes forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in them. These risks and uncertainties include, but are not limited to, unanticipated slowdowns in the Company's major markets, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and the effect of foreign currency fluctuations.
                                    ####
                                                                     99.040
Contact:
Lauren Sides                                        Shannon Polk
Public Relations                                    Investor Relations
(801) 933-4193                                      (801) 933-4029
sideslb@cordanttech.com                             polksb@cordanttech.com

                            SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CORDANT TECHNOLOGIES INC.
                                                      (Registrant)




                                     By:      /s/ Richard L. Corbin
                                              _________________________
                                              Richard L. Corbin
                                              Executive Vice President and
                                              Chief Financial Officer

Date: June 25, 1999